Exhibit 10.21
17633157.5
09-10-14

LOAN AND SECURITY AGREEMENT

Dated as of September 24, 2014

by and among

WOODLAND MANOR NURSING, LLC,
and GLENVUE H&R NURSING, LLC, each a Georgia limited liability company, as Borrowers

and

THE PRIVATEBANK AND TRUST COMPANY,
an Illinois banking corporation,
as Lender

TABLE OF CONTENTS Article Page

ARTICLE 1 INCORPORATION AND DEFINITIONS		1
1.1.	Incorporation and Definitions.	1
1.2.	Other Terms Defined in Code	8

ARTICLE 2 REPRESENTATIONS AND WARRANTIES		8
2.1.	Representations and Warranties	8
2.2.	Continuation of Representations and Warranties	13

ARTICLE 3 THE LOAN		13
3.1.	Agreement to Lend	13
3.2.	Interest	13
3.3.	Principal Payments; Maturity Date	14
3.4.	Uniform Commercial Code Matters	14

ARTICLE 4 LOAN DOCUMENTS		15
4.1.	Loan Documents	15
4.2.	Interest Rate Protection	16

ARTICLE 5 LOAN DISBURSEMENTS		16
5.1.	Conditions to Loan Opening and Subsequent Disbursements	17
5.2.	Additional Conditions to Loan Opening and Subsequent Disbursements	17
5.3.	Termination of Agreement	17

ARTICLE 6 PAYMENT OF LOAN EXPENSES		18
6.1.	Payment of Loan Expenses at Loan Opening	18

ARTICLE 7 FURTHER AGREEMENTS OF BORROWER		18
7.1.	Fixtures and Personal Property; Concerning the Lease	18
7.2.	Insurance Policies	19
7.3.	Furnishing Information	20
7.4.	Excess Indebtedness	22
7.5.	Compliance with Laws	22
7.6.	ERISA Liabilities; Employee Plans	22
7.7.	Licensure; Notices of Agency Actions	22
7.8.	Project and Facility Accounts and Revenues	23
7.9.	Single-Asset Entity; Indebtedness; Distributions	23
7.10.	Restrictions on Transfer	24
7.11.	Leasing, Operation and Management of Project	25
7.12.	Debt Service Coverage Ratio	25
7.13.	Fixed Charge Coverage Ratio	25
7.14.	Rental Income Coverage of Debt Service Ratio	26
7.15.	Security Interest Matters	26

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7.16.	Field Audits	26
7.17.	Collateral Records	26
7.18.	Further Assistance	26

ARTICLE 8 SECURITY		27
8.1.	Security for the Loan	27
8.2.	Possession and Transfer of Collateral	28
8.3.	Preservation of the Collateral	28
8.4.	Others Actions as to any and all Collateral	29
8.5.	Collateral in the Possession of a Warehouseman or Bailee	29
8.6.	Letter-of-Credit Rights	29
8.7.	Commercial Tort Claims	29
8.8.	Electronic Chattel paper and Transferable Records	29
8.9.	Directions for Payment of Accounts to Account Lender; Court Order for Payment of Accounts to Lender	30

ARTICLE 9 ASSIGNMENTS, SALE AND ENCUMBRANCES		30
9.1.	Lender's Right to Assign	30
9.2.	Prohibition of Assignments and Encumbrances by Borrowers	30

ARTICLE 10 EVENTS OF DEFAULT BY BORROWER		31
10.1.	Event of Default Defined	31

ARTICLE 11 LENDER'S REMEDIES UPON EVENT OF DEFAULT		33
11.1.	Remedies Conferred upon Lender	33
11.2.	Possession and Assembly of Collateral	34
11.3.	Sale of Collateral	34
11.4.	Standards for Exercising Remedies	35
11.5.	Code and Offset Rights	35
11.6.	Additional Remedies	36
11.7.	Right of Lender to Make Advances to Cure Event of Defaults; Obligatory Advances	37
11.8.	Attorney-in-Fact	37
11.9.	No Marshalling	38
11.10.	Application of Proceeds	38
11.11	Attorneys' Fees	38
11.12.	No Waiver	38
11.13.	Default Rate	39

ARTICLE 12 MISCELLANEOUS		39
12.1.	Time is of the Essence	39
12.2.	Lender's Determination of Facts; Lender Approvals and Consents	39
12.3.	Prior Agreements; No Reliance; Modifications	39
12.4.	Disclaimer by Lender	40
12.5.	Loan Expenses; Indemnification	40
12.6.	Captions	40
12.7.	Inconsistent Terms and Partial Invalidity	40

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12.8.	Gender and Number	40
12.9.	Notices	41
12.10.	Effect of Agreement	41
12.11.	Refinancing Proposal	41
12.12.	Construction	42
12.13.	Governing Law	42
12.14.	Waiver of Defenses	42
12.15.	Consent to Jurisdiction	42
12.16.	Waiver of Jury Trial	42
12.17.	Counterparts; Facsimile Signatures	43
12.18.	Customer Identification-USA Patriot Act Notice; OFAC and Bank Secrecy Act	43

EXHIBITS
EXHIBIT A - DIRECT AND INDIRECT OWNERSHIP OF BORROWERS

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of September 24, 2014 (this “Agreement”), is executed by and among WOODLAND MANOR NURSING, LLC (“Borrower 1”) and GLENVUE H&R NURSING, LLC (“Borrower 2”), each a Georgia limited liability company (collectively, “Borrowers”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (“Lender”).
RECITALS

A.    Borrower 1 is the sublessee of “Project 1” (as hereinafter defined), which is improved with a facility containing 113 skilled nursing beds known as Eaglewood Care Center, 2000 Villa Road, Springfield, Clark County, Ohio (“Facility 1”).
B.    Borrower 2 is the sublessee of “Project 2” (as hereinafter defined), which is improved with a facility containing 160 skilled nursing beds known as Glenvue Health and Rehabilitation, 721 N. Veterans Boulevard, Glennville, Tatnall County, Georgia (“Facility 2”, and together with Facility 1, the “Facilities”).
C.    Borrowers are the operators of the Facilities and have applied to Lender for the Loan (as hereinafter defined), to provide working capital to Borrowers for the operation of the Facilities, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.
D.    Borrower 1 subleases Facility 1 from 2014 HUD Master Tenant, LLC, a Georgia limited liability company, which leases Facility 1 from Woodland Manor Property Holdings, LLC, a Georgia limited liability company (“Owner 1”), under the Master Lease (as defined herein).
E.    Borrower 2 subleases Facility 2 from 2014 HUD Master Tenant, LLC, a Georgia limited liability company, which leases Facility 2 from Glenvue H&R Property Holdings, LLC, a Georgia limited liability company (“Owner 2”), under the Master Lease (as defined herein).
F.    Each Owner is obtaining a loan for their respective Projects which is insured by the United States Department of Housing and Urban Development (“HUD”). Borrowers and Lender are including certain provisions in this Agreement, and Lender is entering into certain other agreements which are referred to herein, in order to conform to the requirements of HUD in order to facilitate each Owner’s obtaining the said HUD-insured loan for their respective Projects.
AGREEMENTS

In consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

INCORPORATION AND DEFINITIONS

1.1    Incorporation and Definitions. The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement. The following terms shall have the following meanings in this Agreement:
AdCare: AdCare Health Systems, Inc., a Georgia corporation
Affiliate: As to a person or entity, any other person or entity which, directly or indirectly, Controls, is Controlled by or is under common Control with such first person or entity.
Agreement: This Loan and Security Agreement by and among Borrowers and Lender.
AR Lender Priority Collateral: As defined in the Intercreditor Agreements.
Availability: At any time, an amount equal to the lesser of (i) the Loan Amount, or (ii) the Borrowing Base Amount.
Borrower 1: As defined in the Preamble hereto.
Borrower 2: As defined in the Preamble hereto.
Borrowing Base Amount: An amount equal to 80% of the amount of all Eligible Accounts, minus the amounts of such reserves and allowances as Lender deems proper and necessary, including, without limitation, reserves and allowances for credit amounts in any of the Eligible Accounts categories to provide for amounts that may become due to the Medicare, Medicaid or other payor programs.
Borrowing Base Certificate: A certificate to be signed by Borrowers certifying to the accuracy of the Borrowing Base Amount in form and substance satisfactory to Lender.
Capital Lease: With respect to any party, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such party, as lessee, that is or should be recorded as a “capital lease” on the financial statements of such party prepared in accordance with GAAP.
Capitalized Lease Obligations: With respect to any party, all rental obligations of such party as lessee under a Capital Lease which are or will be required to be capitalized on the books of such party.
Code: The Uniform Commercial Code of the State of Illinois as from time to time in effect; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement or the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
Collateral: As defined in Section 8.1 hereof.
Control: Possession by a person or an entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether by contract, ownership of voting securities, membership or partnership interests or otherwise.
DAISA: A Deposit Account Instructions and Service Agreements dated as of September ___, 2014, between Lender and a Borrower, and all amendments, restatements, supplements and other modifications thereto.
Debt Service: With respect to any party, for any period, the sum of (i) Interest Charges, plus (ii) all amounts payable with respect to that period to a lender in connection with borrowed money, and the portion of the deferred purchase price of assets payable with respect to that period, in each case that are treated as principal in accordance with GAAP, plus (iii) the portion of Capitalized Lease Obligations with respect to that period that is treated as principal in accordance with GAAP, plus (iv) Rental Expense payable with respect to that period under leases which are not Capital Leases.
Declarations: Any documents containing covenants, conditions, restrictions, easements, operating agreements or the like, which benefit or burden the land on which a Facility is located, or both, whether or not recorded.
Default: When used in reference to this Agreement or any other document, or in reference to any provision of or obligation under this Agreement or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Agreement or such other document, as the case may be.
Default Rate: As defined in the Note.
Depreciation: With respect to any party, for any period, the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on such party’s financial statements for such period and determined in accordance with GAAP.
Distribution: In the case of any entity with respect to which the term is used, any of the following: (i) any dividend or distribution of money or property to any owner of a direct or indirect interest in such entity (each a “Principal”) or to any Affiliate of any Principal, (ii) any loan or advance to any Principal or to any Affiliate of any Principal, (iii) any payment of principal or interest on any indebtedness due to any Principal or to any Affiliate of any Principal, and (iv) any payment of any fees or other compensation to any Principal or to any Affiliate of any Principal.

EBITDA: With respect to any party, for any period, the sum for such period of the following of or payable by such party, as the case may be: (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation.
EBITDAR: With respect to any party, for any period, the sum for such period of the following of or payable by such party, as the case may be: (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) Rental Expense.
Eligible Account and Eligible Accounts: Each Account and all such Accounts (exclusive of sales, excise or other similar taxes) owing to a Borrower which meets each of the following requirements:
(a)    It is genuine in all respects and has arisen in the ordinary course of such Borrower’s business as occupancy charges and from the performance of services by such Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor, and sales of Inventory related to such occupancy charges and services;
(b)    It is subject to a perfected, first priority security interest in favor of Lender and is not subject to any other assignment, claim, security interest, lien or encumbrance other than Permitted FHA Liens;
(c)    It is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept or has not returned or offered to return any of the Inventory or services which are the subject of such Account; provided, however, that this paragraph shall not apply with respect to the general terms and conditions of the Medicare or the Medicaid program, including the right to recoup prior overpayments from payments due on other claims, as opposed to matters relating to the status of a particular Account due from the Medicare or the Medicaid program;
(d)    The Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, or is the Medicare or the Medicaid program;
(e)    It is not an Account arising from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;
(f)    It is not an Account with respect to which possession or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower (or by any agent or custodian of such Borrower) for the account of, or subject to, further or future direction from the Account Debtor with respect thereto;
(g)    It has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, or any state, county, city or other governmental body,

or any department, agency or instrumentality thereof, in each case unless such Borrower has assigned its right to the proceeds of the payment of such Account to Lender in a manner consistent with applicable law governing the assignment of amounts payable under such contracts and the granting of a security interest in such Account;
(h)    If such Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;
(i)    If the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender;
(j)    Such Account is not due from a so-called private pay person who is not covered by Medicare, Medicaid or commercial insurance, or from a person who has applied for Medicare or Medicaid benefits but has not yet been approved for such benefits, or has been submitted to but has not yet been approved for payment by Medicare, Medicaid or commercial insurance;
(k)    Such Account is evidenced by an invoice delivered to the related Account Debtor, and is outstanding not more than 120 days past the billing date thereof in the case of Accounts due from the Medicaid program, not more than 120 days past the billing date thereof in the case of Accounts due from the Medicare program, and not more than 120 days past the billing date thereof in the case of all other Accounts;
(l)    It is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or such Borrower is exempt from filing such report and has provided Lender with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by such Borrower for a nominal fee;
(m)    The Account Debtor with respect thereto is not a Borrower or an Affiliate of a Borrower;
(n)    Such Account does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment thereof by such Borrower to Lender and is not unassignable to Lender for any other reason;
(o)    There is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, or no condition or event has occurred having a material adverse effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP; and

(p)    It does not violate the negative covenants and does satisfy the affirmative covenants of such Borrower contained in this Agreement, and it is otherwise not unacceptable to Lender for any other reason.
An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if Lender at any time hereafter determines in its discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to such Borrower.
Employee Plan: Any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of any Borrower described from time to time in its financial statements, and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or multi-employer plan, maintained or administered by any Borrower or to which any Borrower is a party, or under which any Borrower may have any liability, or by which any Borrower may be bound.
Environmental Laws: Any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future amended from time to time, as the case may be.
ERISA: The Employee Retirement Income Security Act of 1974, as amended.
Event of Default: The following: (i) when used in reference to this Agreement, one or more of the events or occurrences referred to in Section 10.1 of this Agreement; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.
Facility 1: As defined in the Preamble.
Facility 2: As defined in the Preamble.
FHA Mortgagee: Housing & Healthcare Finance, LLC, which is the lender extending the HUD Financing to Owners, and its successors and assigns.
FHA Mortgagee’s Priority Collateral: As defined in the Intercreditor Agreements.
GAAP: Generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.
General Account: The deposit account so designated that is referred to in Section 3.7 of this Agreement.
Governmental AR Account. The deposit account so designated that is referred to in Section 3.7 of this Agreement.
Guarantor: AdCare.
Guaranty: As defined in Section 4.1 hereof.
Hazardous Substance: Any substance, chemical, material or waste (i) the presence of which causes a nuisance or trespass of any kind; ii) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos containing materials, polychlorinated biphenyls, lead and lead based paint, radon, radioactive materials, flammables and explosives; or (iii) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).
HUD: The United States Department of Housing and Urban Development.
HUD Financing: The financing to Owners for the Projects, which is insured by HUD, which is referred to in the Intercreditor Agreements.
Intercreditor Agreement 1: The Intercreditor Agreement dated as of September ____, 2014, by and among Lender, FHA Mortgagee, Owner 1 and Borrower 1, and consented to by Landlord as the tenant under the Master Lease, and all amendments, restatements, supplements and other modifications thereto.
Intercreditor Agreement 2: The Intercreditor Agreement dated as of September ____, 2014, by and among Lender, FHA Mortgagee, Owner 2 and Borrower 2, and consented to by Landlord as the tenant under the Master Lease, and all amendments, restatements, supplements and other modifications thereto.
Intercreditor Agreements: Intercreditor Agreement 1 and Intercreditor Agreement 2, collectively.

Interest Charges: With respect to any party, for any period, the sum of: (i) all interest, charges and related expenses payable with respect to that period to a lender in connection with borrowed money, and the portion of the deferred purchase price of assets payable with respect to that period, in each case that are treated as interest in accordance with GAAP, plus (ii) the portion of Capitalized Lease Obligations with respect to that period that is treated as interest in accordance with GAAP, plus (iii) all charges paid or payable (without duplication) during that period with respect to any hedging agreements.
Landlord: 2014 HUD Master Tenant, LLC, a Georgia limited liability company
Lease 1: The Facility Sub-Lease dated as of September 24, 2014, by and between Landlord, as Lessor, and Borrower 1, as Lessee, as amended by that certain HUD Addendum to Operating Lease dated as of September 24, 2014.
Lease 2: The Facility Sub-Lease dated as of September 24, 2014, by and between Landlord, as Lessor, and Borrower 2, as Lessee, as amended by that certain HUD Addendum to Operating Lease dated as of September 24, 2014.
Leases: Lease 1 and Lease 2, colletively.
Legal Requirements: As to any person or party, the organizational and governing documents of such person or party, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or party or any of its property or to which such person or party or any of its property is subject.
Lessee Rent Account: A deposit account in the name of a Borrower at Lender, into which Lender shall make certain disbursements of the Loan at the request of such Borrower as provided in this Agreement, provided that such Borrower is entitled to such disbursements at the time of such request under the terms, provisions and conditions of this Agreement, and in which FHA Mortgagee shall have a first priority security interest and in which Lender shall have no security interest or right of setoff.
Lender: The PrivateBank and Trust Company, an Illinois banking corporation.
Loan: The loan to be made pursuant to this Agreement.
Loan Amount: $1,500,000.
Loan Documents: This Agreement, the documents specified in Article 4 hereof and any other instruments evidencing, securing or guarantying obligations of any party under the Loan, and during the time that the HUD Financing is in effect, the Intercreditor Agreements, and all amendments, restatements, supplements and other modifications to the foregoing.
Loan Expenses: All interest, charges, costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan and any points, loan fees, service charges, commitment fees or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all fees and disbursements of architects, engineers and consultants engaged by any Borrower and Lender; (iv) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (v) all appraisal fees; (vi) all title, casualty, liability, payment, performance or other insurance or bond premiums; (vii) all reasonable fees and disbursements of legal counsel engaged by Lender in connection with the Loan, including, without limitation, counsel engaged in connection with the origination, negotiation, document preparation, consummation, enforcement or administration of this Agreement or any of the Loan Documents; and (viii) any amounts required to be paid by any Borrower under this Agreement or any Loan Document after the occurrence of an Event of Default under this Agreement or any of the other Loan Documents.
Loan Opening: The first disbursement of Loan Proceeds.
Loan Proceeds: All amounts advanced as part of the Loan, whether advanced directly to Borrowers or otherwise.
Master Lease: The Master Lease Agreement dated as of September 24, 2014, by and between Owner 1 and Owner 2, each as Lessor, and Landlord, as Lessee, as amended by that certain HUD Master Lease Addendum dated as of September 24, 2014, and which may from time to time include one or more additional facility owners as Lessor.
Maturity Date: September 24, 2017
Net Income: With respect to any party, for any period, the net income (or loss) of such party for such period as determined in accordance with GAAP, excluding any gains from dispositions of assets, any extraordinary gains and any gains from discontinued operations.
Note: As defined in Section 4.1 hereof.
Owner 1: Woodland Manor Property Holdings, LLC, a Georgia limited liability company.
Owner 2: Glenvue H&R Property Holdings, LLC, a Georgia limited liability company.
Owners: Owner 1 and Owner 2, collectively.
Payroll Account: The deposit account so designated that is referred to in Section 3.7 of this Agreement.
Permitted FHA Liens: Liens and security interests in favor of FHA Mortgagee which are described in Section 3.7 of this Agreement, including, without limitation, liens, security interests, encumbrances and assignments under any related mortgage and security agreement, Uniform Commercial Code financing statements and regulatory agreements in favor of HUD.
Permitted Substance: Substances used by any Borrower, Landlord or any Owner in the ordinary course of its business, or by any Borrower, Landlord, any Owner and their contractors and subcontractors in the course of construction on or at any Facility or any Project, including, without limitation, medical waste, and in the case of all of the foregoing, used in compliance with all Environmental Laws.
Prohibited Transfer: As defined in Section 7.10 hereof.
Project: With respect to each Facility, the land, building and other improvements on and within which such Facility is located.
Rental Expense: With respect to any party, for any period, the rental expense for real estate leased by such party as lessee for such period as determined in accordance with GAAP.
Signing Entity: Each entity (other than a Borrower itself) that appears in the signature block of any Borrower in this Agreement, if any.
State: In the case of each Facility, the State in which such Facility is located.
1.2    Other Terms Defined in Code. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the Code, to the extent the same are used or defined therein.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1    Representations and Warranties. To induce Lender to execute and perform this Agreement, each Borrower hereby represents, covenants and warrants to Lender as follows:
(a)    Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and if such State is not the State in which its Facility is located such Borrower is duly registered or qualified to transact business and in good standing in the State in which its Facility is located. Each Borrower has full power and authority to conduct its business as presently conducted, to lease and operate its Facility, to enter into this Agreement and to perform all of its duties and obligations under this Agreement and under the Loan Documents, all of which has been duly authorized by all necessary Legal Requirements applicable to such Borrower. Each Signing Entity is duly organized, validly existing and in good standing under the laws of the State in which it is organized, has full power and authority to conduct its business as presently conducted and to execute this Agreement and the other Loan Documents to which the applicable Borrower is a party in the capacity shown in the signature block of the applicable Borrower contained in this Agreement, and such execution has been duly authorized by all necessary Legal Requirements applicable to such Signing Entity. Neither any Borrower nor Guarantor has been convicted of a felony and there are no proceedings or investigations being conducted involving criminal activities of any Borrower or Guarantor. The direct and indirect ownership of each Borrower is as shown in Exhibit B attached to this Agreement.

(b)    AdCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. AdCare has full power and authority to conduct its business as presently conducted, and to enter into and to perform the Guaranty and the other Loan Documents to which it is a party and to perform all of its duties and obligations thereunder, all of which has been duly authorized by all necessary Legal Requirements applicable to AdCare.
(c)    Each Borrower and Guarantor is able to pay its debts as such debts become due, and each has capital sufficient to carry on its respective present businesses and transactions and all businesses and transactions in which it is about to engage. Neither any Borrower nor Guarantor (i) is bankrupt or insolvent, (ii) has made an assignment for the benefit of its respective creditors, (iii) has had a trustee or receiver appointed, (iv) has had any bankruptcy, reorganization or insolvency proceedings instituted by or against it, or (v) shall be rendered insolvent by its execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder. There is no Uniform Commercial Code financing statement on file that names any Borrower or Guarantor as debtor and covers any of the collateral for the Loan, other than the Uniform Commercial Code financing statements on file in the Uniform Commercial Code records of the Office of the Clerk of the Superior Court of any county in the State of Georgia naming Lender as secured party and the Uniform Commercial Code financing statements on file in the Uniform Commercial Code records of the Office of the Clerk of the Superior Court of any county in the State of Georgia naming FHA Mortgagee and the Secretary of Housing and Urban Development as secured parties. There is no judgment or tax lien outstanding against any Borrower or Guarantor.
(d)    This Agreement, the Note, the other Loan Documents and any other documents and instruments required to be executed and delivered by any Borrower or Guarantor in connection with the Loan, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency and other similar debtor relief laws affecting the enforcement of creditors’ rights generally); and no basis exists for any claim against Lender under this Agreement, under the Loan Documents or with respect to the Loan; and enforcement of this Agreement and the Loan Documents is subject to no defenses of any kind.
(e)    The execution, delivery and performance of this Agreement, the Note, the other Loan Documents and any other documents or instruments to be executed and delivered by any Borrower or Guarantor pursuant to this Agreement or in connection with the Loan and the use and occupancy of any Facility will not: (i) violate any Legal Requirements applicable to any Borrower, any Signing Entity or Guarantor, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which any Borrower, Guarantor or any Signing Entity is a party or by which any of them may be bound. Neither any Borrower, Guarantor nor any Signing Entity is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party, the effect of which default will adversely affect the performance by any Borrower or Guarantor of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or the other Loan Documents.
(f)    No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding, or threatened litigation or proceeding or basis therefor, exists which could (i) adversely affect the validity or priority of the liens and security interests granted Lender under the Loan Documents; (ii) materially adversely affect the ability of any Borrower or Guarantor to perform their obligations under the Loan Documents; or (iii) constitute a Default or Event of Default under this Agreement or any of the other Loan Documents.
(g)    It is a condition of this Agreement and the Loan that each Facility and the use and occupancy of each Facility do not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, Environmental Laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any Declarations, and if a third‑party is required under any Declarations or other documents, to consent to the use or operation of such Facility, the Borrower which is the lessee thereof has obtained such approval from such party, and to the best of Borrowers’ knowledge, such condition is satisfied. In addition, and without limiting the foregoing, each Borrower shall (i) ensure that no person or entity which owns a controlling interest in or otherwise controls such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of any Loan Proceeds to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended.
(h)    Each of the following is a condition of this Agreement and the Loan: Except as disclosed in writing to the Lender, including, without limitation, in any environmental site assessment delivered to Lender, the Facilities have never been used for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Substances other than Permitted Substances, and no Hazardous Substances other than Permitted Substances exist on the Facilities or under the Facilities or in any surface waters or groundwaters on or under the Facilities. The Facilities and their existing and prior uses have at all times complied with and will comply with all Environmental Laws, and Borrowers have not violated any Environmental Laws. To the best of Borrowers’ knowledge, each of such conditions is satisfied.
(i)    There are no facilities on any Facility which are subject to reporting under any State laws or Section 312 of the Federal Emergency Planning and Community Right‑to‑Know Act of 1986 (42 U.S.C. Section 11022), and federal regulations promulgated thereunder. Except as disclosed in writing to Lender, including, without limitation, in any environmental site assessment delivered to Lender, each Facility does not contain any underground or above ground storage tanks.

(j)    All financial statements submitted by any Borrower or Guarantor to Lender in connection with the Loan are true and correct in all material respects, have been prepared in accordance with GAAP consistently applied, and fairly present the respective financial conditions and results of operations of the entities and persons which are their subjects.
(k)    This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, rent rolls, affidavits, agreements, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower or Guarantor fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading in any material respect.
(l)    All utility and municipal services required for the construction, occupancy and operation of each Facility, including, but not limited to, water supply, storm and sanitary sewage disposal systems, cable services, gas, electric and telephone facilities are available for use by and currently provide service to such Facility.
(m)    All governmental permits and licenses required by applicable law in order for (i) the applicable Owners to own and lease their Projects to Landlord under the Master Lease, (ii) Landlord to sublease the applicable Projects to Borrowers under the Leases, and (iii) each Borrower to operate its Facility, have been validly issued and are in full force.
(n)    Each of the following is a condition of this Agreement and the Loan: The storm and sanitary sewage disposal system, water system, drainage system and all mechanical systems of each Facility comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, all Environmental Laws. The applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of such Facility have issued their permits for the construction, tap‑on and operation of those systems. To the best of Borrowers’ knowledge, each of such conditions is satisfied.
(o)    It is a condition of this Agreement and the Loan that all utility, parking, access (including curb‑cuts and highway access), construction, recreational and other permits and easements required for the use of each Facility have been granted and issued, and to the best of Borrowers’ knowledge, such condition is satisfied.
(p)    The Loan, including interest rate, fees and charges as contemplated hereby, is a “business loan” within the meaning of subparagraph (1)(c) contained in Section 205/4 of Chapter 815 of the Illinois Compiled Statutes, as amended; the Loan is an exempted transaction under the Truth In Lending Act, 12 U.S.C. §1601 et seq.; and the Loan does not, and when disbursed will not, violate the provisions of the usury laws of the State, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, any Borrower or any property securing the Loan.

(q)    Each Lease is in full force and effect and no Defaults or Events of Default on the part of the applicable Borrower have occurred and are continuing thereunder. Each Master Lease is in full force and effect and no Defaults or Events of Default on the part of Landlord have occurred and are continuing thereunder.
(r)    All Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Each Borrower has promptly paid and discharged all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets.
(s)    Each of the following is a condition of this Agreement and the Loan: There are no strikes, lockouts or other labor disputes pending or threatened against any Borrower, hours worked by and payment made to employees of any Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and no unfair labor practice complaint is pending or threatened against any Borrower before any governmental authority. To the best of Borrowers’ knowledge, each of such conditions is satisfied.
(t)    Each Facility has all necessary licenses, permits and certifications required by any applicable governmental authority to operate and maintain a skilled nursing facility therein with its current number of beds in service, and participates in the Medicare and Medicaid programs. Each Borrower has complied with all applicable requirements of the United States of America, the State having jurisdiction over its Facility and all applicable local governments, and of its agencies and instrumentalities, necessary to operate and maintain its Facility as such a facility. All utilities necessary for use, operation and occupancy of each Project and each Facility are available to such Project and such Facility. All requirements for unrestricted use of each Project and each Facility as a skilled nursing facility under the rules and regulations of each department and agency of the State having jurisdiction over such Project or such Facility, have been fulfilled. All building, zoning, safety, health, fire, water district, sewerage and environmental protection agency and any other permits or licenses which are required by any governmental authority for use, occupancy and operation of each Project and each Facility as a skilled nursing facility have been obtained and are in full force and effect. Neither any Borrower, any Owner, Landlord, any Facility, any Project nor Guarantor is subject to any corporate integrity agreement, compliance agreement or other agreement governing the operation of any Project or any Facility or the operations of any Borrower, any Owner, Landlord or Guarantor (however, Borrowers, Owners and Landlord are subject to respective Regulatory Agreements with HUD).
(u)    This Agreement creates a valid security interest in favor of Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by Lender or delivery of such Collateral to Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral, to the extent that a valid, perfected, first-priority security interest in such Collateral may be perfected by filing or by possession or control of such Collateral.
(v)    Each Borrower, each Owner and Landlord are in compliance in all material respects with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of any Borrower, any Owner and Landlord. Neither any Borrower nor any Owner: (i) has had a civil monetary penalty assessed against it under the Social Security Act (the “SSA”) Section 1128(a), other than nominal amounts for violations which were not of a material nature, (ii) has been excluded from participation under the Medicare program or under a State health care program as defined in the SSA Section 1128(h) (“State Health Care Program”), or (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in the SSA Section 1127(a) and (b)(l), (2), (3): (A) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program; (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency; (D) federal or state laws relating to the interference with or obstruction of any investigations into any criminal offense described in (A) through (C) above; or (E) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. Without limiting the generality of the foregoing, neither any Borrower, any Owner nor Landlord is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicare or Medicaid Provider Agreement or other agreement or instrument to which any Borrower, any Owner or Landlord is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicare or Medicaid Certification of any Borrower, any Owner or Landlord.
2.2    Continuation of Representations and Warranties. Each Borrower hereby covenants, warrants and agrees that the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct in all material respects at the time of the Loan Opening and at all times thereafter so long as any part of the Loan shall remain outstanding. Each request for disbursement of Loan Proceeds shall constitute a reaffirmation that these representations and warranties are true in all material respects as of the date of such request and will be true in all material respects on the date of the disbursement.

ARTICLE 3

THE LOAN

3.1    Agreement to Lend. On the terms of and subject to the conditions of this Agreement, Lender agrees to make advances on the Loan at such times as Borrowers may from time to time request until, but not including, the Maturity Date, and in such amounts as Borrowers may from time to time request, provided, however, that the aggregate principal balance outstanding on the Loan at any time shall not exceed the Availability. The Loan shall be a revolving loan and may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Maturity Date, unless the Loan is otherwise accelerated, terminated or extended as provided in this Agreement. The Loan shall be used by Borrowers as working capital for the operation of the Facilities. The Loan shall be disbursed in accordance with Article 5 of this Agreement, including, without limitation, the borrowing procedures contained in Section 5.2 of this Agreement.
3.2    Interest. Interest on funds advanced hereunder shall --
(i)    From the Loan Opening until the Maturity Date, accrue at the interest rates provided for in the Note;
(ii)    Be computed upon advances of the Loan from and including the date of each advance by Lender to or for the account of Borrowers (whether to an escrow or otherwise), on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due; and
(iii)    Be paid by Borrowers to Lender together with principal payments, if any, in the manner set forth in the Note.
3.3    Principal Payments; Maturity Date.
(a)    Prior to the Maturity Date, principal payments, if any, shall be made as provided in the Note.
(b)    In the event the outstanding principal balance of the Loan at any time exceeds the Availability, Borrowers shall make such repayments of the Loan as shall be necessary to eliminate such excess.
(c)    The entire principal balance of the Note and all accrued and unpaid interest thereon shall be due, if not sooner paid, on the Maturity Date.
3.4    Loan Fee. In consideration of Lender’s agreement to make the Loan, on the date of the execution and delivery of this Agreement, Borrowers shall pay to Lender a non-refundable fee in the amount of $11,250.
3.5    Non-Utilization Fee. Borrowers agree to pay to Lender a non-utilization fee in an amount equal to 0.50% per annum calculated on the difference between the Loan Amount and the sum of the daily average amount of principal outstanding on the Loan. Such non-utilization fee shall be (i) calculated on the basis of a year consisting of 360 days, (ii) paid for the actual number of days elapsed, and (iii) payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2014, on the Maturity Date of the Loan, and on the date of the occurrence of any Event of Default under this Agreement. The amount of such fee payable on September 30, 2014, shall be calculated for the period commencing on the date of this Agreement and ending on September 30, 2014.
3.6    Uniform Commercial Code Matters.
(a)    All references in this Agreement and the other Loan Documents to the Code are to the Code as from time to time in effect.
(b)    Each Borrower represents and warrants to Lender as follows:
(i)    The exact legal name of such Borrower is as stated in the first paragraph of this Agreement.
(ii)    The nature of each Borrower entity and the State in which it is organized is as stated in the first paragraph of this Agreement.
(iii)    The address of each Borrower’s chief executive office is 1145 Hembree Road, Roswell, Georgia 30076.
(iv)    Each Borrower has no place of business other than the chief executive office referred to in (iii) above, at the address for notices set forth in Section 12.10 of this Agreement and at its Facility in the State.
(c)    Each Borrower shall not, without not less than 30 days’ prior written notice to Lender, change its legal name, the nature of the Borrower entity, the State in which it is organized, its organizational number in the State in which it is organized, if any, the address of its chief executive office, or the addresses of its other places of business, from those referred to in paragraph (b) of this Section.
(d)    Except as otherwise disclosed to Lender in writing, the location of each Borrower’s books and records and all Collateral is at its Facility, and each Borrower shall promptly notify Lender of any change in such location. Each Borrower shall not remove or permit the Collateral to be removed from such location without the prior written consent of Lender, except for Inventory sold in the usual and ordinary course of such Borrower’s business; provided, however, that the foregoing provisions of this sentence shall not be deemed to have been violated by Borrowers in the event of an exercise of remedies against the FHA Mortgagee’s Priority Collateral by FHA Mortgagee.
(e)    Each Borrower acknowledges that by entering into the security agreements contained in this Agreement and the other Loan Documents, such Borrower has authorized the filing of financing statements and amendments under the Code covering the collateral described in such security agreements, without the signature of such Borrower.

(f)    As additional security for the payment and performance of all of the obligations of Borrowers under this Agreement and the other Loan Documents, each Borrower hereby grants to Lender a security interest in all Deposit Accounts (as defined in the Code) from time to time maintained by such Borrower with Lender, other than the Lessee Rent Account, all cash and investments from time to time on deposit in all such Deposit Accounts, and all proceeds of all of the foregoing.
3.7    HUD Related Provisions. Notwithstanding any other provisions of this Agreement, the following provisions shall apply so long as the HUD Financing is outstanding and the Intercreditor Agreement is in effect:
(a)    Lender shall have a first priority security interest in the AR Lender Priority Collateral, and FHA Mortgagee shall have a second priority security interest in the AR Lender Priority Collateral subject to the terms and conditions of the Intercreditor Agreement.
(b)    FHA Mortgagee shall have a first priority security interest in the FHA Mortgagee’s Priority Collateral, and Lender shall have a second priority security interest in the FHA Mortgagee’s Priority Collateral subject to the terms and conditions of the Intercreditor Agreement.
(c)    Lender shall have no security interest in any Project, any fixtures, any Lessee Rent Account, or any Borrower’s interest under its Lease.
(d)    Each Borrower shall establish and maintain a deposit account with Lender (the “Governmental AR Account”), which shall be used solely and only for the receipt of payments on such Borrower’s governmental accounts receivable. Amounts on deposit in the Governmental AR Account shall be swept on a daily basis into the General Account referred to in paragraph (e) below. It is the responsibility of each Borrower to establish and maintain its Governmental AR Account.
(e)    Each Borrower shall also establish and maintain a deposit account with Lender (the “General Account”), in which Lender shall have a first priority security interest and in which FHA Mortgagee may have a second priority security interest, perfected by a second lien control agreement in favor of FHA Mortgagee. Each Borrower shall use the General Account for the deposit of all payments on such Borrower’s accounts receivable other than governmental accounts receivable. It is the responsibility of each Borrower to establish and maintain its General Account.
(f)    Each Borrower shall also establish and maintain a Lessee Rent Account. Lender shall not have any security interest in or right of setoff against any Lessee Rent Account. It is the responsibility of each Borrower to establish and maintain its Lessee Rent Account.
(g)    Each Borrower may, but is not required to, establish and maintain a deposit account with Lender to be used by such Borrower for paying its payroll (the “Payroll Account”), in which Lender shall have a first priority security interest and in which FHA

Mortgagee may have a second priority security interest, perfected by a second lien control agreement in favor of FHA Mortgagee. If a Borrower elects to establish the Payroll Account, deposits shall be made by such Borrower in the Payroll Account from the General Account. It is the responsibility of such Borrower to establish and maintain its Payroll Account if it elects to do so.
(h)    At the written direction of Borrowers, any disbursement on the Loan to which Borrowers are entitled under the terms, conditions and provisions of this Agreement shall be deposited by Lender in one or more Lessee Rent Accounts in the amounts directed by Borrowers in such written direction.
(i)    All other disbursements on the Loan to which Borrowers are entitled under the terms, conditions and provisions of this Agreement shall be deposited by Lender solely into one or more of the General Accounts as directed by Borrowers in writing.

ARTICLE 4

LOAN DOCUMENTS

4.1    Loan Documents. As a condition precedent to the Loan Opening, Borrowers agree that they will deliver the following Loan Documents to Lender at or prior to the Loan Opening, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:
(a)    Promissory Note. A Promissory Note (the “Note”) dated the date hereof, executed by Borrowers jointly and severally and made payable to the order of Lender, in the Loan Amount.
(b)    Financing Statements. Uniform Commercial Code Financing Statements as required by Lender to perfect all security interests granted by this Agreement and the other Loan Documents.
(c)    Guaranty. A Guaranty of Payment and Performance dated as of even date herewith (the “Guaranty”), executed by Guarantor to and for the benefit of Lender, guaranteeing to Lender the payment and performance of all obligations of Borrowers in connection with the Loan.
(d)    Borrowing Base Certificate. A Borrowing Base Certificate in the form prepared by Lender, certified as accurate by Borrowers and acceptable to Lender.
(e)    Other Loan Documents. Such other documents and instruments as further security for the Loan as Lender may reasonably require.

ARTICLE 5

LOAN DISBURSEMENTS

5.1    Conditions to Loan Opening. As conditions precedent to the Loan Opening, Borrowers (i) shall satisfy all applicable conditions and requirements contained in other Sections of this Agreement, and (ii) shall furnish the following to Lender at or prior to the Loan Opening, all of which must be satisfactory to Lender and Lender’s counsel in form, content and execution:
(a)    Insurance Policies. Evidence satisfactory to Lender that the insurance coverages required by Section 7.2 hereof are in force.
(b)    Utilities; Licenses; Permits. Evidence satisfactory to Lender that --
(i)    All utility and municipal services required for the occupancy and operation of each Facility are available and currently servicing such Facility;
(ii)    All permits, licenses and governmental approvals required by applicable law to occupy and operate each Project and each Facility have been issued, are in full force and all fees therefor have been fully paid;
(iii)    The storm and sanitary sewage disposal system, the water system and all mechanical systems serving each Facility comply with all applicable laws, ordinances, rules and regulations, including Environmental Laws and the applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of each Facility have issued their permits for the operation thereof; and
(iv)    All utility, parking, access (including curb-cuts and highway access), recreational and other easements and permits required or, in Lender’s judgment, necessary for the use of each Facility have been granted or issued.
(c)    Searches. A report from the appropriate filing officers of the states and counties in which the Facilities are located, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances are of record or on file encumbering any collateral for the Loan, other than the security interests under or contemplated by this Agreement and the other Loan Documents, and that there are no judgments, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrowers and Guarantors.
(d)    Attorney’s Opinion. One or more opinions of counsel to Borrowers and Guarantor addressing such issues as Lender may request, subject to assumptions and qualifications satisfactory to Lender.
(e)    Organizational Documents. Organizational documents, any resolutions required by such documents, and good standing certificates, for Borrowers and the other parties to the Loan Documents, and for any entities executing Loan Documents on behalf of Borrowers or any other parties to the Loan Documents.
(f)    Leases and Master Leases. Copies of the Leases and the Master Lease.
(g)    Management Agreement. If any Borrower has entered into a management agreement with respect to its Facility, a copy of such management agreement and a subordination agreement from the manager in a form satisfactory to Lender.
(h)    Broker. Evidence satisfactory to Lender that all brokers’ commissions or fees due with respect to the Loan or the Facility have been paid in full in cash.
(i)    Additional Documents. Such other papers and documents regarding any Borrower, any Project or any Facility as Lender may require.
5.2    Additional Conditions to Loan Opening and Subsequent Disbursements. The following are additional conditions precedent to the Loan Opening and to each subsequent disbursement of Loan Proceeds:
(a)    Borrowing Procedures. Each disbursement of Loan Proceeds may be made available to Borrowers upon any written, electronic or telecopy loan request which Lender in good faith believes to emanate from a properly authorized representative of Borrowers, whether or not that is in fact the case. Each such request shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date and amount of the borrowing. A request for a disbursement must be received by Lender no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each disbursement shall be made available at the office of Lender by credit to the account of Borrowers or by other means requested by Borrowers and acceptable to Lender. Borrowers do hereby irrevocably confirm, ratify and approve all such advances by Lender and does hereby indemnify Lender against losses and expenses (including court costs, and reasonable fees of attorneys and paralegals) and shall hold Lender harmless with respect thereto.
(b)    Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement, the other Loan Documents and other documents delivered to Lender shall be true and correct in all material respects.
(c)    Financial Condition. There shall be no material adverse change in the financial condition of any Borrower or Guarantor.
(d)    Accounts Set Up with Lender. Without limitation on the generality of paragraph (f) below, Borrowers shall have set up their respective operating and other accounts with Lender as required by Section 7.8 of this Agreement.
(e)    Field Audit. In the case of the Loan Opening, Lender shall have completed a field audit as described in Section 7.17 of this Agreement and the results of such field audit shall be acceptable to Lender.

(f)    No Default or Event of Default. No Default or Event of Default under this Agreement, any other Loan Document, any Lease or any Master Lease shall have occurred and be continuing.
5.3    Termination of Agreement. Borrowers agree that all conditions precedent to the Loan Opening will be complied with on or prior to date of this Agreement. If all of the conditions precedent to the Loan Opening hereunder shall not have been performed on or before date of this Agreement, Lender, at its option at any time thereafter and prior to the Loan Opening, may terminate this Agreement and all of its obligations hereunder by giving a written notice of termination to Borrowers. In the event of such termination, Borrowers shall pay all Loan Expenses which have accrued or been charged as of the date of such termination.

ARTICLE 6

PAYMENT OF LOAN EXPENSES
6.1    Payment of Loan Expenses at Loan Opening. At the Loan Opening, Lender may pay from Loan Proceeds all Loan Expenses, to the extent the same have not been previously paid.

ARTICLE 7

FURTHER AGREEMENTS OF BORROWER

7.1    Fixtures and Personal Property; Concerning the Leases.
(a)    Except for a security interest granted to Lender, each Borrower agrees that all of the personal property, fixtures, attachments, furnishings and equipment owned by it will be kept free and clear of all chattel mortgages, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever except Permitted FHA Liens, and that such Borrower will be the absolute owner of said personal property, fixtures, attachments and equipment. Borrowers, on request, shall furnish Lender with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.
(b)    Each Borrower shall at all times maintain, preserve and keep its plant, properties and equipment, including its Facility and all Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Each Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including its Facility and all Collateral, at all reasonable times and in such manner so as not to cause unreasonable interference with the operations in its Facility. While the HUD Financing is in effect, any expenses of Lender associated with such examinations and inspections will not be secured by the Collateral, and no such examinations or inspections shall be invasive or interfere with FHA Mortgagee’s rights.

(c)    Each Borrower shall comply with its Lease. Each Borrower shall at all times duly perform and observe all of the terms, provisions, conditions and agreements on its part to be performed and observed under its Lease, and shall not suffer or permit any Default or Event or Default on the part of such Borrower to exist thereunder. Without the prior written consent of Lender, which may be given or withheld in its sole and absolute discretion, each Borrower shall not agree or consent to, or suffer or permit, any modification, amendment or termination of its Lease. Each Borrower shall promptly furnish to Lender copies of all notices of default and other material documents and communications sent or received by such Borrower under or relating to its Lease.
7.2    Insurance Policies.
(a)    Each Borrower shall at all times maintain with insurance companies acceptable to Lender in its reasonable judgment, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are acceptable to Lender in its reasonable judgment. Each Borrower shall furnish to Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by such Borrower, which shall be acceptable in all respects to Lender in its reasonable judgment. Each Borrower shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as lender’s loss payee with respect to each policy of property or casualty insurance covering tangible property, other than the FHA Mortgagee’s Priority Collateral while the HUD Financing is outstanding; and (ii) providing that 30 days’ notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. Each Borrower shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by such Borrower.
(b)    In the event any Borrower either fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrowers hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which Lender deems advisable. This insurance coverage (i) may, but need not, protect such Borrower’s interests in such property, including the Collateral, and (ii) may not pay any claim made by, or against, such Borrower in connection with such property, including the Collateral. Such Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that such Borrower has obtained the insurance coverage required by this Section. If Lender purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loan owing hereunder. The costs of the insurance may be more than the cost of the insurance Borrowers may be able to obtain on their own.

7.3    Furnishing Information.
(a)    Each Borrower shall promptly supply Lender with such information concerning its assets, liabilities and affairs, and the assets, liabilities and affairs of Guarantors, as Lender may reasonably request from time to time hereafter; which shall include:
(i)    Without the necessity of any request by Lender, as soon as available and in no event later than 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2014, financial statements of Borrowers showing the results of operations of the Facilities and consisting of a balance sheet, statement of income and expense and statement of payor mix, prepared in accordance with GAAP, and certified by an officer of the applicable Borrower.
(ii)    Without the necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, an annual financial statement of each Borrower showing the results of operations of its Facility and consisting of a balance sheet, statement of income and expense, statement of cash flows and statement of payor mix, prepared in accordance with GAAP, and certified by an officer of such Borrower, and accompanied by a review report of a firm of independent certified public accountants acceptable to Lender.
(iii)    Without the necessity of any request by Lender, as soon as available and in no event later than 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2014, annual consolidated financial statements of AdCare consisting of a balance sheet, statement of income and expense and a statement of cash flows, prepared in accordance with GAAP, and certified by an officer of AdCare, and accompanied by an audit report of a firm of independent certified public accountants.
(iv)    Without the necessity of any request by Lender, with the annual consolidated financial statements of AdCare required to be furnished hereunder, copies of the schedules and other financial information for Borrowers which were used in the preparation of such financial statements of AdCare, and a letter from the firm of independent certified public accountants which audited such consolidated financial statements of AdCare stating that such schedules and other financial information for Borrowers were used in the preparation of such consolidated financial statements of AdCare.
(v)    Without the necessity of any request by Lender, with each quarterly financial statement of Borrowers required to be furnished hereunder, a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by appropriate officers of Borrowers and AdCare, containing a computation of each of the financial covenants set forth in Sections 7.12, 7.13, 7.14 and 7.15 hereof, and stating that Borrowers have not become aware of any Default or Event of Default under this Agreement or any of the other Loan Documents that has occurred and is continuing or, if there is any such Default or Event of Default describing it and the steps, if any, being taken to cure it.

(vi)    Without the necessity of any request by Lender, within 30 days after the end of each month commencing with the month of September, 2014, a Borrowing Base Certificate dated as of the last business day of such month, certified as true and correct by an authorized representative of Borrowers and in a form acceptable to Lender in its sole and absolute discretion, provided, however, that at any time an Event of Default exists under this Agreement, Lender may require Borrowers to deliver Borrowing Base Certificates more frequently.
(vii)    Within 30 days after the end of each month, an aged schedule of the Accounts of each Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due each Borrower from (A) 0-30 days, (B) 31-60 days, (C) 61-90 days, (D) 91 - 120 days, and (E) more than 120 days, and certified as accurate by each Borrower’s treasurer or chief financial officer.
(b)    Borrowers shall promptly notify Lender of any condition or event which constitutes a Default or Event of Default under this Agreement or any of the other Loan Documents, and of any material adverse change in the financial condition of any Borrower or Guarantor.
(c)    It is a condition of this Agreement and the Loan that each Borrower shall each maintain a standard and modern system of accounting in accordance with GAAP consistently applied.
(d)    It is a condition of this Agreement and the Loan that Borrowers shall each permit Lender or any of its agents or representatives to have access to and to examine all books and records regarding the Facilities at any time or times hereafter during business hours. While the HUD Financing is in effect, any expenses of Lender associated with such examinations will not be secured by the Collateral, and no such examinations shall be invasive or interfere with FHA Mortgagee’s rights.
(e)    It is a condition of this Agreement and the Loan that Borrowers shall each permit Lender to copy and make abstracts from any and all of said books and records.
7.4    Excess Indebtedness. Borrowers agree to pay to Lender on demand the amount by which the indebtedness hereunder, at any time, may exceed the Availability.
7.5    Compliance with Laws; Environmental Matters.
(a)    Borrowers shall comply, in all respects, including the conduct of their business and operations and the use of their properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, including without limitation, Environmental Laws, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of any governmental authorities pertaining to the licensing of professional and other health care providers.
(b)    With the exception of Permitted Substances, the Facilities shall not be used, for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Substances, and no Hazardous Substances shall exist on the Facilities or under the Facilities or in any surface waters or groundwaters on or under the Facilities. The Facilities and their existing and future uses shall comply with all Environmental Laws, and Borrowers shall not violate any Environmental Laws.
7.6    ERISA Liabilities; Employee Plans. Borrowers shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to any Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by any Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.
7.7    Licensure; Notices of Agency Actions.
(a)    Each Borrower shall be fully qualified by all necessary permits, licenses, certifications, accreditations and qualifications and shall be in compliance with all annual filing requirements of all regulatory authorities.
(b)    Borrowers shall within five days after receipt, furnish to Lender copies of all adverse notices from any licensing, certifying, regulatory, reimbursing or other agency which has jurisdiction over any Facility or over any license, permit or approval under which any Facility operates, and if any Borrower becomes aware that any such notice is to be forthcoming before receipt thereof, it shall promptly inform Lender thereof.
7.8    Facility Accounts and Revenues. It is a condition of this Agreement and the Loan that unless Lender exercises its right to terminate a DAISA or any deposit account control agreement entered into by Lender with FHA Mortgagee, Borrowers shall set up and maintain all of their respective operating accounts and other accounts related to the Facilities with Lender, shall deposit all of their respective income and receipts promptly upon receipt in such accounts, and shall maintain all of their respective cash and investments on deposit in deposit accounts with Lender.
7.9    Single-Asset Entity; Indebtedness; Distributions.
(a)    Each Borrower shall not at any time own any asset or property other than its interest under its Lease, property located in and used in the operation of its Facility and property related thereto, and shall not at any time engage in any business other than the operation of its Facility.

The articles of organization and operating agreement of each Borrower shall not be modified or amended, nor shall any member of any Borrower be released or discharged from its, his or her obligations under the operating agreement of such Borrower.
(b)    Each Borrower shall not at any time have outstanding any indebtedness or obligations, secured or unsecured, direct or indirect, absolute or contingent, including any guaranty, other than the following: (i) obligations to Lender; (ii) obligations under interest rate protection agreements to which Lender is a party; (iii) obligations, other than borrowings, incurred in the ordinary course of the operation of its Facility; and (iv) obligations under its Lease; (v) obligations under a Security Agreement creating Permitted FHA Liens and obligations under a Regulatory Agreement - Nursing Homes executed in connection with the HUD Financing.
(c)    If any Default or Event of Default shall occur and be continuing under this Agreement or any of the other Loan Documents, each Borrower shall not, directly or indirectly, make any Distribution. In addition, each Borrower shall not, directly or indirectly, at any time make any Distribution that would cause such Borrower’s cash and cash equivalents remaining after such Distribution to be less than an amount equal to a reasonable working capital reserve.
7.10    Restrictions on Transfer.
(a)    Each Borrower shall not effect, suffer or permit any Prohibited Transfer. Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:
(i)    Tangible assets, excepting only sales or other dispositions of property no longer useful in connection with the operation of a Facility, provided that prior to the sale or other disposition thereof, such property has been replaced by property of at least equal value and utility;
(ii)    Any shares of capital stock of a corporate Borrower, or a corporation which is a direct or indirect owner of an ownership interest in any Borrower (other than the shares of capital stock of a corporate trustee or a corporation whose stock is publicly traded on a national securities exchange or on the National Association of Securities Dealers’ Automated Quotation System);
(iii)    All or any part of the membership interests in a limited liability company Borrower, or a limited liability company which is a direct or indirect owner of an ownership interest in any Borrower;
(iv)    All or any part of the general partner or the limited partner interest, as the case may be, of a partnership or limited partnership Borrower, or a partnership or limited partnership which is a direct or indirect owner of an ownership interest in any Borrower;
(v)    If there shall be any change in Control (by way of transfers of stock, partnership or member interests or otherwise) in any partner, member, manager or shareholder, as applicable, which directly or indirectly Controls the day to day operations and management of any Borrower or Guarantor that is not a natural person and/or owns a Controlling interest in any Borrower or any such Guarantor; provided, however, that this subparagraph shall not apply to AdCare; or
(vi)    If any Guarantor who is a natural person shall die or be declared a legal incompetent;
in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this Section shall not apply to (i) liens securing obligations to Lender, or (ii) any transfers of any shares of stock or partnership or limited liability company interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives. Any Borrower’s entering into or having in effect a Security Agreement creating Permitted FHA Liens, and entering into or having in effect a Regulatory Agreement - Nursing Homes in connection with the HUD Financing, shall not constitute a violation of this paragraph.
(b)    In determining whether or not to make the Loan, Lender evaluated the background and experience of each Borrower and its members in operating property such as the Facilities, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Facilities. Each Borrower and its members are well experienced in borrowing money and owning and operating property such as the Facilities, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. Each Borrower recognizes that Lender is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Borrowers. In accordance with the foregoing, each Borrower agrees that if this Section is deemed a restraint on alienation, that it is a reasonable one.
7.11    Leasing, Operation and Management of Projects.
(a)    Each Project shall at all times be owned by Owner 1 or Owner 2, as applicable, leased by the respective Owner to Landlord under the Master Lease, and subleased by Landlord to the respective Borrower under the respective Lease (with the result that no Borrower shall own a Project). Each Borrower shall not agree or consent to or suffer or permit any modification, amendment or termination of its Lease, and shall not suffer or permit any Event of Default on the part of such Borrower to exist at any time under its Lease.
(b)    Each Facility shall at all times be operated as a skilled nursing facility under the management of the applicable Borrower.
7.12    Minimum Coverage of Rent and Debt Service. It is a condition of this Agreement and the Loan that for each fiscal quarter commencing with the fiscal quarter ending September 30, 2014, the ratio of --

(i)    the amount of the combined EBITDAR for Borrowers for such quarter, to
(ii)    the sum of the combined amount of the following for Borrowers for such quarter: (A) Rental Expense, plus (B) Debt Service, shall be not less than 1.50 to 1.00. Notwithstanding the definition of the term Net Income in Section 1.1 of this Agreement, the Net Income for each Borrower used in calculating EBITDAR of such Borrower for the purpose of this Section for any period, shall be computed by taking into account management fees equal to the greater of such Borrower’s actual management fees for such period or imputed management fees equal to 5% of such Borrower’s gross income for such period as determined in accordance with GAAP.
7.13    Minimum Fixed Charge Coverage Ratio of Borrowers. It is a condition of this Agreement and the Loan that as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2014, that the ratio of --
(i)    the amount of the combined EBITDAR for Borrowers for the 12-month period ending on the last day of such quarter, to
(ii)    the sum of the combined amounts of the following for Borrowers for the 12‑month period ending on the last day of such quarter: (A) Rental Expense, plus (B) Debt Service, plus (C) Distributions, other than any amounts which were treated as an expense for accounting purposes, shall be not less than 1.05 to 1.00. For the avoidance of doubt, (i) unlike Section 7.12 hereof, the Net Income for Borrowers used in calculating EBITDAR of Borrowers for the purpose of this Section for any period shall be computed by taking into account each Borrower’s actual management fees for such period only and not taking into account any imputed management fees. Notwithstanding the foregoing provisions of this Section, in the case of the fiscal quarters ending September 30, 2014, December 31, 2014, and March 30, 2015, the calculation of such ratio shall be made for the period commencing on July 1, 2014 and ending on the last day of such quarter, instead of for the full 12-month period ending on the last day of such quarter.
7.14    AdCare Leverage Ratio. It is a condition of this Agreement and the Loan that for each fiscal year commencing with the fiscal year ending December 31, 2014, the ratio of --
(i)    the total amount of long term senior secured indebtedness of AdCare, including the current portion thereof, each as determined in accordance with GAAP, outstanding on the last day of such year, to
(ii)    the amount of EBITDA for AdCare for such year,
shall be not more than 11.00 to 1.00.
7.15    AdCare Debt Service Coverage Ratio. It is a condition of this Agreement and the Loan that for each fiscal year commencing with the fiscal year ending December 31, 2014, the ratio of --

(i)    the amount of EBITDAR for AdCare for such year, to
(ii)    the total amount of Debt Service required to be paid by AdCare for such year, shall be not less than 1.00 to 1.00. Notwithstanding the foregoing provisions of this Section, if such ratio for any fiscal year is less than 1.00 to 1.00, the condition provided for in this Section shall nevertheless be deemed to be satisfied if the amount of unencumbered, unrestricted cash shown as an asset in AdCare’s audited financial statements at the end of such fiscal year is not less than an amount equal to the sum of (i) $2,000,000, plus (ii) the total additional amount of EBITDAR for AdCare that would have been necessary in order for such ratio to have been not less than 1.00 to 1.00 for such fiscal year and for all prior fiscal years ending after on and after December 31, 2014 (the “Cumulative Shortfall”); provided, however, that the foregoing provisions of this sentence shall not apply if the Cumulative Shortfall is more than $3,000,000.
7.16    Security Interest Matters. This Agreement is intended to be a security agreement under the Code for the purpose of creating the security interests provided for herein. Borrowers shall execute and deliver such additional security agreements and other documents as Lender shall from time to time request in order to create and perfect such security interests. Borrowers shall keep all of the Collateral free and clear of all other liens, security interests and encumbrances except Permitted FHA Liens.
7.17    Field Audits. Borrowers shall permit Lender to inspect the Inventory, other tangible assets and/or other business operations of such Borrower, to perform appraisals of the Equipment of such Borrower, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion. All such inspections or audits by Lender shall be at Borrowers’ sole expense, other than inspections of the FHA Mortgagee’s Priority Collateral while the HUD Financing is in effect; provided, however, that in the case of any inspections or audits which are to be at Borrowers’ sole expense and which are performed at a time when there is no Default or Event of Default under this Agreement or any of the other Loan Documents, the expense to Borrowers for any such inspection or audit shall not exceed $15,000.
7.18    Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s security interest in the Collateral, including placing a legend, in form and content acceptable to Lender, on all Chattel Paper created by such Borrower indicating that Lender has a security interest in such Chattel Paper.
7.19    Further Assurance. Each Borrower, on request of Lender, from time to time, shall execute and deliver such documents as may be necessary to perfect and maintain perfected as valid liens upon the Collateral the liens granted to Lender pursuant to this Agreement or any of the other Loan Documents, and to fully consummate the transactions contemplated by this Agreement.

ARTICLE 8

SECURITY

8.1    Security for the Loan. As security for the payment of all of the principal of and interest on the Loan and the Note and all other amounts coming due under this Agreement or any of the other Loan Documents, and the performance by Borrowers of all obligations under this Agreement and the other Loan Documents, each Borrower does hereby pledge, assign, transfer, deliver and grant to Lender a continuing and unconditional security interest in and to the following property of such Borrower (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”): all personal property and other assets (other than its Facility, fixtures and such Borrower’s interest under its Lease), whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Borrower (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Borrower, and regardless of where located including the following:
(a)    All Accounts;
(b)    All Books;
(c)    All Chattel Paper;
(d)    All Documents;
(e)    All General Intangibles (including payment intangibles and Software);
(f)    All Goods (including Inventory, Equipment and Fixtures);
(g)    All Instruments;
(h)    All Investment Property;
(i)    All Deposit Accounts of such Borrower, including the Deposit Account into which its governmental receivables are deposited (subject to any DAISA) and the Deposit Account into which the non-governmental receivables are deposited, and all other bank accounts and all deposits therein, but excluding its Lessee Rent Account;
(j)    All money, cash or cash equivalents of such Borrower;
(k)    All Supporting Obligations and Letter-of-Credit Rights of such Borrower;
(l)    Any and all commercial tort claims; and
(m)    To the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.
In addition, Lender shall have a right of setoff against the property of such Borrower held by Lender consisting of property described above now or hereafter in the possession or custody of or in transit to Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Borrower, or as to which such Borrower may have any right or power, provided however, that Lender hereby waives any right of set off or recoupment with respect to the Loan against any Lessee Rent Account.
8.2    Possession and Transfer of Collateral. Unless an Event of Default exists hereunder, Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to Lender pursuant to this Article 8). The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of Lender to retain the Collateral for any other obligations secured by the Collateral. Borrowers shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrowers may sell Inventory in the ordinary course of business and may create Permitted FHA Liens.
8.3    Preservation of the Collateral. Lender may, but is not required, to take such actions from time to time as Lender deems appropriate to maintain or protect the Collateral. Lender shall have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action as Borrowers shall reasonably request in writing which is not inconsistent with Lender’s status as a secured party, but the failure of Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, and (ii) not extend to matters beyond the control of Lender, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrowers, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrowers and Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, each Borrower represents to, and covenants with, Lender that such Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Borrower agrees that Lender shall have no responsibility or liability for informing such Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.
8.4    Other Actions as to Any and All Collateral. Each Borrower further agrees to take any other action reasonably requested by Lender to ensure the attachment, perfection and priority as provided herein of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral, including (i) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other person obligated on Collateral, (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (v) taking all actions required by the Code in effect from time to time or by other law, as applicable in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction. Each Borrower further agrees to indemnify and hold Lender harmless against claims of any persons not a party to this Agreement concerning disputes arising over the Collateral.
8.5    Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, Borrowers shall promptly notify Lender thereof, and shall promptly obtain an agreement acceptable to Lender under which such person acknowledges the security interest of Lender and waives any liens held by such person on such property.
8.6    Letter-of-Credit Rights. If any Borrower, on its own behalf and not as agent for a client of such Borrower, at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Borrower, such Borrower shall promptly notify Lender thereof and, at the request and option of Lender, such Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.
8.7    Commercial Tort Claims. If any Borrower shall at any time hold or acquire a Commercial Tort Claim, such Borrower shall immediately notify Lender in writing signed by such Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to Lender, and shall execute any amendments hereto deemed reasonably necessary by Lender to perfect its security interest in such Commercial Tort Claim.
8.8    Electronic Chattel Paper and Transferable Records. If any Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control under Section 9-105 of the Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Borrowers that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Borrowers to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.
8.9    Directions for Payment of Accounts to Account at Lender; Court Order for Payment of Accounts to Lender.
(a)    In the case of all Account Debtors which are State or federal government or private healthcare payment programs, including, without limitation, Medicare, Medicaid and private insurance companies, each Borrower shall at all times cause such Account Debtors to be directed to pay, and to pay, all Accounts, including, without limitation, all Health-Care-Insurance Receivables, to a deposit account in the name of such Borrower at Lender. The failure of any Borrower to give any such direction, or the withdrawal by any Borrower of any such direction, shall constitute an immediate Event of Default.
(b)    In addition to all other remedies under the this Agreement and under applicable law, upon the occurrence of any Event of Default, Lender shall be entitled to an immediate order of court for the payment of all Accounts, including, without limitation, all Health-Care-Insurance Receivables, directly to Lender by all Account Debtors.

ARTICLE 9

ASSIGNMENTS, SALE AND ENCUMBRANCES

9.1    Lender’s Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note and the other Loan Documents, to any bank, participant, financial institution or any other person or entity, and in case of such assignment, negotiation, pledge or other hypothecation, Borrowers shall accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so assigned, negotiated, pledged or otherwise hypothecated shall be enforceable against Borrowers by such bank, financial institution or other person or entity, with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment, negotiation, pledge or other hypothecation. The following provisions shall apply notwithstanding the foregoing provisions of this Section:
(a)    Lender shall not assign the Loan, in whole or in part, unless either (i) Lender remains responsible for the servicing of the Loan, or (ii) Lender obtains Borrowers’ written approval of the assignee, which approval shall not be unreasonably withheld, delayed or conditioned.
(b)    It is the intention of the parties that Lender will give Borrowers written notice of any assignment of the Loan, in whole or in part, occurring after the date of this Agreement, but the failure of Lender to do so shall not impair the effectiveness of any such assignment or result in any liability on the part of Lender to Borrowers.

(c)    Lender shall not assign the Loan unless the assignee of the Loan shall enter into the agreements with FHA Mortgagee which are described in Section 3.6 of this Agreement. However, while the HUD Financing is in effect, any such assignment may only be to a HUD approved Accounts Receivable LEAN Lender and the existing deposit control agreements, DAISA, and security agreements entered into in connection with the HUD Financing may not be adversely affected.
(d)    Lender shall not enter into a participation agreement unless the following requirements have been met: (i) Lender must be the lead lender and retain title to the Loan and sole control of the administration and enforcement of the Loan and shall be the sole party entitled to enforce the Intercreditor Agreements; (ii) the participation agreement must be consistent with the foregoing and shall further provide that neither FHA Mortgagee, HUD, any Owner, Landlord nor any Borrower shall have any obligation to recognize or deal with anyone other than Lender with respect to the rights, benefits and obligations of FHA Mortgagee and/or HUD under the Intercreditor Agreements, or under any deposit account control agreement or any other agreement related to the Loan; and (iii) the participants in the Loan must acknowledge that the Loan is subject to the Intercreditor Agreements and that their interests are bound thereby, and (iv) a certification is provided to HUD that none of the participants is an affiliate of any Borrower.
(e)    In addition to the assignments and participations permitted under the foregoing provisions of this Section, Lender may assign and pledge all or any portion of the Loan and the Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and the Loan and the Note shall be fully transferable as provided therein. No such assignment shall release the Lender from its obligations hereunder.
9.2    Prohibition of Assignments and Encumbrances by Borrowers. Except as expressly permitted by this Agreement, Borrowers shall not create, effect, consent to, attempt, contract for, agree to make, suffer or permit any Prohibited Transfer.

ARTICLE 10

EVENTS OF DEFAULT BY BORROWERS

10.1    Event of Default Defined. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:
(a)    Borrowers fail to pay (i) any installment of principal or interest payable pursuant to the Note on the date when due, or (ii) any other amount payable to Lender under the Note, this Agreement or any of the other Loan Documents when any such payment is due in accordance with the terms hereof or thereof;

(b)    If there is any failure to perform, observe or satisfy any obligation, covenant, agreement, term, condition or provision contained in any of the following provisions of this Agreement: Section 7.7(a), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16 or 8.9;
(c)    If there is any failure to perform, observe or satisfy any obligation, covenant, agreement, term, condition or provision contained in this Agreement and not otherwise described in this Section and such failure is not cured within 30 days after written notice to Borrowers; provided, however, that --
(i)    If such failure can be cured solely by the payment of money, such failure shall not constitute an Event of Default unless it shall continue for a period of five days after written notice to Borrowers;
(ii)    If such failure cannot be cured solely by the payment of money and does not pose an emergency or dangerous condition or a material threat to the security for the Loan, such failure shall not constitute an Event of Default unless it shall continue for a period of 30 days after written notice to Borrowers; and
(iii)    If a failure described in (ii) above is of such a nature that it cannot reasonably be cured within such 30-day period, and if such failure is susceptible of cure, it shall not constitute an Event of Default if corrective action is instituted by Borrowers within such 30-day period and is diligently pursued and such failure is cured within 90 days after the occurrence of such failure;
(d)    The existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Agreement or any of the other Loan Documents or of any statement or certification as to facts delivered to Lender by Borrowers or Guarantor; provided, however, that --
(i)    If such inaccuracy or untruth can be cured solely by the payment of money, such failure shall not constitute an Event of Default unless it shall continue for a period of 10 days after any Borrower becomes aware of inaccuracy or untruth, whether by notice from Lender or otherwise;
(ii)    If such inaccuracy or untruth cannot be cured solely by the payment of money and does not pose an emergency or dangerous condition or a material threat to the security for the Loan, such failure shall not constitute an Event of Default unless it shall continue for a period of 30 days after any Borrower becomes aware of inaccuracy or untruth, whether by notice from Lender or otherwise; and
(iii)    If a failure described in (ii) above is of such a nature that it cannot reasonably be cured within such 30-day period, and if such failure is susceptible of cure, it shall not constitute an Event of Default if corrective action is instituted by Borrowers within such 30-day period and is diligently pursued and such failure is cured within 120 days after any Borrower becomes aware of such inaccuracy or untruth, whether by notice from Lender or otherwise;

(e)    The occurrence of a Prohibited Transfer;
(f)    The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of any Borrower or Guarantor which in any way relates to or affects the Loan, any Project or any Facility;
(g)    The occurrence of a material adverse change in the financial condition of any Borrower or Guarantor;
(h)    Any Borrower or Guarantor (i) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of any Borrower or Guarantor or of all or any substantial part of the property of any Borrower or Guarantor or any portion of any Project or any Facility; or all or a substantial part of the assets of any Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or vacated within 30 days;
(i)    The commencement of any involuntary petition in bankruptcy against any Borrower or Guarantor or the institution against any Borrower or Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of any Borrower or Guarantor, which shall remain undismissed or undischarged for a period of 30 days;
(j)    Any of the following: (i) the entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien or encumbrance, against any of the Collateral, and the same shall not have been, within 30 days from the entry or filing thereof, vacated, satisfied or appealed from and stayed pending appeal; (ii) the loss, theft, destruction, seizure or forfeiture of, or the occurrence of any material deterioration or impairment of, any of the Collateral, (iii) any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Loan is or will soon be impaired, time being of the essence (it being understood that the cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrowers to do any act deemed necessary by Lender to preserve and maintain the value and collectability of the Collateral);
(k)    The entry against any Borrower or Guarantor of any final judgment for the payment of money in an amount in excess of $100,000 and such judgment shall not have been, within 30 days from the entry thereof, vacated, satisfied or appealed from and stayed pending appeal;

(l)    The dissolution, termination or merger of any Borrower or Guarantor which is an entity, or the occurrence of the death or declaration of legal incompetency of Guarantor who is a natural person;
(m)    The validity or enforceability of this Agreement or any of the other Loan Documents shall be contested by any Borrower, Guarantor or any other party thereto (other than Lender), or any Borrower, Guarantor or any other party thereto (other than Lender) shall deny that it has any or further liability or obligation hereunder or thereunder;
(n)    The occurrence of any Default or Event of Default on the part of any Borrower under its Lease or on the part of Landlord under the Master Lease;
(o)    The occurrence of an Event of Default under the Note or any of the other Loan Documents; or
(p)    The occurrence of either or both of the following: (i) a payment default under the HUD Financing, or (ii) the commencement of any action by FHA Mortgagee under Section 2.3(a) of any of the Intercreditor Agreements.

ARTICLE 11

LENDER’S REMEDIES UPON EVENT OF DEFAULT

11.1    Remedies Conferred upon Lender. During the continuance of any Event of Default under this Agreement, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:
(a)    Withhold further disbursement of Loan Proceeds and terminate any of its obligations to Borrowers;
(b)    Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which Borrowers hereby expressly waive, and in the event of the occurrence of an Event of Default under Section 10.1(h) or 10.1(i) of this Agreement, the Note shall automatically become due and payable immediately;
(c)    In addition to any rights of setoff that Lender may have under applicable law, without notice of any kind to Borrowers, appropriate and apply to the payment of the Note or of any sums due under this Agreement any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of any Borrower then or thereafter in the possession of Lender, other than in a Lessee Rent Account;
(d)    Exercise all of the rights of a secured party under the Code;

(e)    Exercise collection remedies against Account Debtors directly or through the use of collection agencies and other collection specialists;
(f)    Instruct Borrowers, at their own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender, or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such persons obligated thereon, all except as otherwise restricted by law or other agreement with Borrowers or with FHA Mortgagee while the HUD Financing is in effect;
(g)    Enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; or
(h)    Exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any other Loan Document, including, but not limited to, enforcement of all Loan Documents.
11.2    Possession and Assembly of Collateral. During the continuance of any Event of Default under this Agreement, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the premises of any Borrower where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Lender shall have the right to store and conduct a sale of the same in any of any Borrower’s premises without cost to Lender. At Lender’s request, Borrowers will, at Borrowers’ sole expense, assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrowers.
11.3    Sale of Collateral. During the continuance of any Event of Default under this Agreement, Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale. Borrowers acknowledge that Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrowers consent to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Lender may apply the net proceeds, after deducting all costs, expenses, and reasonable fees of attorneys and paralegals incurred or paid at any time in the collection, protection and sale of the Collateral and the obligations secured by the Collateral, to the payment of the Note or any of the other obligations secured by the Collateral, with the excess proceeds, if any, to be paid to Borrowers, subject to the rights of FHA Mortgagee as the holder of the FHA Permitted Liens if the HUD Financing is outstanding. Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least 10 calendar days before the date of such disposition. Borrowers hereby confirm, approve and ratify all acts and deeds of Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it have or may hereafter have against Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Borrowers consent to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Lender shall deem appropriate. Borrowers expressly absolves Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.
11.4    Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, including any warranties of title, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrowers acknowledge that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrowers or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
11.5    Code and Offset Rights. Except as otherwise provided in Section 3.7 of this Agreement, Lender may exercise, from time to time, any and all rights and remedies available to it under the Code or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other Loan Document, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the obligations under the Loan Documents, whether matured or unmatured, including costs of collection and reasonable fees of attorneys and paralegals, and in such order of application as Lender may, from time to time, elect, any indebtedness of Lender to Borrowers or any other person obligated for any of the obligations under the Loan Documents, however created or arising, including balances, credits, deposits, accounts or moneys of Borrowers or any such other person in the possession, control or custody of, or in transit to Lender. Borrowers, on behalf of themselves and each such other person, hereby waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Lender to any such other person.
11.6    Additional Remedies. Lender shall have the right and power to --
(a)    Instruct Borrowers, at their own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender, or of the assignment to Lender of the Collateral, and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such persons obligated thereon;
(b)    Enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;
(c)    Take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;
(d)    Extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other obligations under any of the Loan Documents, or any obligation of any nature of any other obligor with respect to the Note or any of the obligations under any of the Loan Documents;
(e)    Grant releases, compromises or indulgences with respect to the Note or any of the other obligations under any of the Loan Documents, or any extension or renewal of the Note or such other obligations, or any security therefor, or to any other obligor with respect to the Note or any of such other obligations;

(f)    Transfer the whole or any part of securities which may constitute Collateral into the name of Lender or Lender’s nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;
(g)    Vote the Collateral;
(h)    Make an election with respect to the Collateral under Section 1111 of Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Borrowers hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Borrowers, any guarantor or other person liable to Lender for the Loan or any of the other obligations under the Loan Documents; and
(i)    At any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the obligations under the Loan Documents, or Lender’s rights hereunder or under the Note.
Borrowers hereby ratify and confirm whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.
11.7    Right of Lender to Make Advances to Cure Event of Defaults; Obligatory Advances. If Borrowers shall fail to perform any of their covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts expended by Lender in a commercially reasonable manner in so doing, and any amounts expended by Lender in a commercially reasonable manner pursuant to Sections 11.1 through 11.6 hereof and any amounts advanced by Lender in a commercially reasonable manner pursuant to this Agreement shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed. Loan Proceeds advanced by Lender to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand and evidenced and secured by the Loan Documents, subject to the further condition that so long as the HUD Financing is outstanding, such advances shall be limited to advances that are commercially reasonable and reasonably necessary to preserve and protect the AR Lender Priority Collateral.
11.8    Attorney-in-Fact. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any person designated by Lender for that purpose) as such Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in such Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are expressly permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and during the existence of an Event of Default hereunder, to enforce such interests in the Collateral, and (iii) during the existence of an Event of Default hereunder, carry out any remedy provided for in this Agreement, including endorsing such Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of such Borrower, changing the address of such Borrower to that of Lender, opening all envelopes addressed to such Borrower and applying any payments contained therein to the amounts due to Lender. Each Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.
11.9    No Marshalling. Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the obligations of Borrowers, or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrowers hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of Borrowers’ obligations or under which any of such obligations is outstanding or by which any of such obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrowers hereby irrevocably waives the benefits of all such laws.
11.10    Application of Proceeds. Lender will within three business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the obligations secured hereby. Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on such obligations, and such determination shall be conclusive upon Borrowers. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 11.11 hereof.
11.11    Attorneys’ Fees. Borrowers shall pay Lender’s reasonable attorneys’ fees and costs in connection with the negotiation, preparation and administration of this Agreement and shall pay Lender’s reasonable attorneys’ fees and costs in connection with the administration and enforcement of this Agreement and the other Loan Documents, which shall also include reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate of Lender. Without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning Borrowers, this Agreement, the Projects, the Facilities or the Loan Documents or if Lender employs one or more counsel to protect, collect, lease, sell, take possession of, or liquidate any portion of any Project or any Facility, or to attempt to enforce or protect any security interest or lien or other right in any portion of any Project or any Facility or under any of the Loan Documents, or to enforce any rights of Lender or obligations of Borrowers or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the attorneys’ fees arising from such services and actually incurred, and any expenses, costs and charges relating thereto and actually incurred, shall constitute an additional indebtedness owing by Borrowers to Lender payable on demand and evidenced and secured by the Loan Documents.
11.12    No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided at law or in equity. No notice to or demand on Borrowers in any case, in itself, shall entitle Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.
11.13    Default Rate. During the continuance of any Event of Default under this Agreement or any of the other Loan Documents, interest on funds outstanding hereunder shall accrue at the Default Rate and be payable on demand. The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of an Event of Default or waiver of an Event of Default by Lender.

ARTICLE 12

MISCELLANEOUS

12.1    Time is of the Essence. Borrowers agree that time is of the essence in all of their covenants under this Agreement.
12.2    Joint and Several Obligations; Full Collateralization.
(a)    Each Borrower shall be jointly and severally liable for all of the obligations of all Borrowers under this Agreement and the other Loan Documents, regardless of the amount of the Loan Proceeds that is actually disbursed to or for the benefit of each Borrower, or the manner in which Borrowers or Lender account for the Loan in their respective books and records. All of the collateral provided by each Borrower shall secure all of the obligations of all Borrowers under this Agreement and the other Loan Documents, regardless of the amount of the Loan Proceeds that is actually disbursed to or for the benefit of each Borrower.
(b)    Each Borrower acknowledges that Lender has advised Borrowers that Lender is unwilling to provide the Loan to Borrowers unless each Borrower agrees to the joint and several liability and full collateralization described in paragraph (a) above. Each Borrower has determined that it is in its best interest to undertake such joint and several liability and full collateralization, because of, among other things (i) the benefit to each Borrower of being able to obtain the Loan and the desirability of the terms and conditions of the Loan, (ii) the benefit and economies to be realized by Borrowers in obtaining the Loan as a single loan facility as compared to each Borrower’s obtaining an individual loan facility for its Facility, and (iii) the fact that each Borrower is an Affiliate of each of the other Borrowers.
(c)    The obligations of each Borrower under this Agreement and the other Loan Documents, including, without limitation, the joint and several liability and full collateralization as described in paragraph (a) above, shall be continuing and shall be binding upon each of them, and shall remain in full force and effect, and shall not be discharged, impaired or affected by (i) the power or authority of any other Borrower to execute, acknowledge or deliver this Agreement or any of the other Loan Documents; (ii) the existence or continuance of any obligation on the part of any other Borrower under this Agreement or any of the other Loan Documents; (iii) the validity or invalidity of the obligations of any other Borrower under this Agreement or any of the other Loan Documents; (iv) any defense, setoff or counterclaim whatsoever that any other Borrower may or might have to the performance or observance of the obligations under this Agreement or any of the other Loan Documents or to the performance or observance of any of the terms, provisions, covenants and agreements contained in this Agreement or any of the other Loan Documents, including, without limitation, any defense based on any alleged failure of Lender to comply with the implied covenant of good faith and fair dealing, or any limitation or exculpation of liability on the part of any other Borrower; (v) the existence or continuance of any other Borrower as a legal entity; (vi) the transfer by any other Borrower of all or any part of the property encumbered by the Loan Documents; (vii) any sale, pledge, assignment, surrender, indulgence, alteration, substitution, exchange, extension, renewal, release, compromise, change in, modification or other disposition of any of the obligations of any other Borrower or of any of the Loan Documents, all of which Lender is hereby expressly authorized to make from time to time without notice to Borrowers or any of them, or to anyone; (viii) the acceptance by Lender of the primary or secondary obligation of any party with respect to, or any security for, all or any part of the obligations under this Agreement or any of the other Loan Documents; or (ix) any failure, neglect or omission on the part of Lender to realize or protect any of the obligations under this Agreement or any of the other Loan Documents or any collateral or appropriation of any moneys, credits or property of Borrowers toward the liquidation of the obligations under this Agreement or any of the other Loan Documents or by any application of any moneys received by Lender under the Loan Documents. The obligations of Borrowers and each of them under this Agreement and under the other Loan Documents, including, without limitation, the joint and several liability and full collateralization as described in paragraph (a) above, shall not be affected, discharged, impaired or varied by any act, omission or circumstance whatsoever, whether or not specifically enumerated above, except the due and punctual payment, performance and observance of all of the obligations of Borrowers under this Agreement and the other Loan Documents, and then, in each case, only to the extent thereof.
(d)    Lender shall have the right to enforce this Agreement and the other Loan Documents against any Borrower with or without enforcing or attempting to enforce the same against any other Borrower or any security for the obligation of any of them, and whether or not other proceedings or steps are pending or have been taken or have been concluded to enforce or otherwise realize upon any security for the Loan or any guaranty of the Loan. The payment of any amount or amounts by any Borrower, pursuant to its obligation under this Agreement or any of the other Loan

Documents, including, without limitation, pursuant to the joint and several liability provided for herein, shall not in any way entitle such Borrower, either at law, or in equity or otherwise, to any right, title or interest in and to this Agreement, the Note, or any of the other Loan Documents, or any principal or interest payments theretofore, then or thereafter at any time made by anyone on behalf of any Borrower, or in and to any security therefor, or to any right of recovery against any Borrower, in each case whether by way of indemnity, reimbursement, contribution, subrogation or otherwise, and Borrowers hereby waive and relinquish any and all such right, title and interest in and to the Note, such other obligations, such principal and interest payments, and such security and any and all such rights of recovery against Borrowers. In addition, each Borrower hereby subordinates all obligations of every sort whatsoever now or hereafter coming due to such Borrower from any other Borrower, to the Loan and the Note and to all other amounts coming due to Lender under the Loan Documents.
12.3    Lender’s Determination of Facts; Lender Approvals and Consents.
(a)    Lender at all times shall be free to establish independently to its satisfaction and in its sole and absolute discretion the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.
(b)    Wherever in this Agreement or any of the other Loan Documents provision is made for the approval or consent of Lender or counsel to Lender, or that any matter is to be to the satisfaction of or as required by Lender or counsel to Lender, or that any matter is to be as estimated or determined by Lender, or the like, unless specifically stated to the contrary, such approval, consent, satisfaction, requirement, estimate or determination or the like shall be in the sole and absolute discretion of Lender or counsel to Lender, as the case may be.
(c)    Notwithstanding any other provision of this Agreement or the other Loan Documents, wherever in this Agreement or any of the other Loan Documents provision is made for the approval or consent of Lender with respect to a matter, if Lender elects to grant such approval or consent, it shall not be unreasonable for Lender to make such approval or consent subject to the condition that such matter must also be approved or consented to in writing by Guarantor, any other guarantors of the Loan, and any parties other than Borrowers that have provided collateral for the Loan.
12.4    Prior Agreements; No Reliance; Modifications. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto with respect to the subject matter of this Agreement, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. Borrowers acknowledge that they are executing this Agreement without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.
12.5    Disclaimer by Lender. Borrowers are not or shall not be an agent of Lender for any purposes, and Lender is not a venture partner with any Borrower in any manner whatsoever. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrowers.
12.6    Loan Expenses; Indemnification. Borrowers shall pay all Loan Expenses promptly upon demand therefor by Lender. To the fullest extent permitted by law, Borrowers hereby agree to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether or not arising from a claim by a third party, and whether or not in litigation, arising out of this Agreement or in connection herewith, unless such suit, claim or damage is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Lender from performing hereunder. This obligation on the part of Borrowers shall survive the closing of the Loan, the repayment thereof and any cancellation of this Agreement. Borrowers shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. Lender hereby represents and warrants that it has not employed a broker or other finder in connection with the Loan. Each Borrower hereby represents and warrants that no brokerage commissions or finder’s fees are to be paid in connection with the Loan. However, while the HUD Financing is in effect, in no event shall the cost of such indemnification come from any Project proceeds, nor shall it become a lien against any Project, the FHA Mortgagee’s Priority Collateral, or the AR Lender Priority Collateral. In no event shall any attorney’s fees referred to in this or any other provision of this Agreement which are incurred in connection with any dispute relating to the HUD Financing be secured by the AR Lender Priority Collateral, and this sentence shall not be construed as permitting any attorney’s fees which are incurred in connection with any dispute not relating to the HUD Financing to be secured by the AR Lender Priority Collateral so long as the HUD Financing is in effect.
12.7    Captions. The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.
12.8    Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, Lender may elect which terms shall govern and prevail. If any provision of this Agreement, or any section, paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.
12.9    Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

12.10    Notices. All notices and other communications provided for in this Agreement (“Notices”) shall be in writing. The “Notice Addresses” of the parties for purposes of this Agreement are as follows:

Borrowers:	Woodland Manor Nursing, LLC Glenvue H&R Nursing, LLC 1145 Hembree Road Roswell, Georgia 30076 Attention: David Rubenstein
With copies to:	Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway, Suite 1800 Atlanta, Georgia 30339 Attention: Gregory P. Youra
Housing & Healthcare Finance, LLC 2 Wisconsin Circle, Suite 540 Chevy Chase, Maryland 20815 Attention: Erik Lindenauer
U.S. Department of Housing and Urban Development Office of Residential Care Facilities 451 Seventh Street SW Washington, DC 20410
Lender:	The PrivateBank and Trust Company 120 South LaSalle Street Chicago, Illinois 60603 Attention: Amy K. Hallberg
With a copy to:	Seyfarth Shaw LLP 131 South Dearborn Street Suite 2400 Chicago, Illinois 60603 Attention: Alvin L. Kruse

or such other address as a party may designate by notice duly given in accordance with this Section to the other parties. A Notice to a party shall be effective when delivered to such party’s Notice Address by any means, including, without limitation, personal delivery by the party giving the Notice, delivery by United States regular, certified or registered mail, or delivery by a commercial courier or delivery service. If the Notice Address of a party includes a facsimile number or electronic mail address, Notice given by facsimile or electronic mail shall be effective when delivered at such facsimile number or email address. If delivery of a Notice is refused, it shall be deemed to have been delivered at the time of such refusal of delivery. The party giving a Notice shall have the burden of establishing the fact and date of delivery or refusal of delivery of a Notice.

12.11    Effect of Agreement. The submission of this Agreement and the Loan Documents to Borrowers for examination does not constitute a commitment or an offer by Lender to make a commitment to lend money to Borrowers; this Agreement shall become effective only upon execution and delivery hereof by Lender to Borrowers.
12.12    Construction. Each party to this Agreement and legal counsel to each party have participated in the drafting of this Agreement, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.
12.13    Governing Law. This Agreement has been negotiated, executed and delivered at Chicago, Illinois, and shall be construed and enforced in accordance with the laws of the State of Illinois.
12.14    Litigation Provisions.
(a)    EACH BORROWER CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS FACILITY IS LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING RELATING IN ANY MANNER TO THIS AGREEMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.
(b)    EACH BORROWER AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST SUCH BORROWER IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS FACILITY IS LOCATED. EACH BORROWER WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.
(c)    BORROWER AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST LENDER RELATING IN ANY MANNER TO THIS AGREEMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR IF A LEGAL PROCEEDING IS COMMENCED BY LENDER AGAINST BORROWER IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.
(d)    EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.
12.15    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals thereof.
12.16    Customer Identification-USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrowers and such other information that will allow Lender to identify Borrowers in accordance with the Act. In addition, Borrowers shall (i) ensure that no person who owns a controlling interest in or otherwise controls Borrowers or any subsidiary of Borrowers is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, (ii) not use or permit the use of Loan Proceeds to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.
[SIGNATURE PAGE(S) AND EXHIBIT(S),
IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be executed the day and year first above written.

WOODLAND MANOR NURSING, LLC
GLENVUE H&R NURSING, LLC

By /s/ David Rubenstein
David Rubenstein, Manager of each Borrower

THE PRIVATEBANK AND TRUST COMPANY

By /s/ Amy K. Hallberg
Amy K. Hallberg, Managing Director

EXHIBIT A

DIRECT AND INDIRECT OWNERSHIP OF BORROWERS

AdCare Health Systems, Inc., a Georgia corporation, owns 100% of the membership interests in AdCare Operations, LLC, a Georgia limited liability company, which in turn owns 100% of the membership interests in each of Borrower 1 and Borrower 2.